UNITED STATES
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    March 17, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

We received a letter dated March 17, 2009 on letterhead from NYSE Regulation of the NYSE AMEX LLC which is the exchange on which we are listed.  The letter stated that the NYSE AMEX LLC review of our Form 10-Q for the quarter ended December 31, 2008 indicated that we were not in compliance with NYSE AMEX LLC continued listing requirements.  The letter indicated that we were not in compliance with NYSE AMEX LLC Company Guide continued listing requirements as set forth in NYSE AMEX LLC “COMPANY GUIDE” sections 1003(a)(ii)(related to stockholders’ equity of less than $4,000,000 and losses from continued operations and net losses in three of our four most recent fiscal years), 1003(a)(iii) (related to stockholders’ equity of less than $6,000,000 and losses from continued operations and net losses in our five most recent years) and 1003(a)(iv)(related to losses that are so substantial in relation to our overall operations or our existing financial resources or financial condition are impaired that it appears questionable, in the opinion of the NYSE AMEX LLC, as to whether we will be able to continue operations and/or meet our obligations as they mature.

We intend to submit to NYSE AMEX LLC a plan by April 16, 2009 addressing how we intend to regain compliance with section 1003(a)(iv) by September 17, 2009, and Sections 1003(a)(ii), 1003(a)(iii) by September 17, 2010.  If the plan is not submitted or if the plan is not accepted by the NYSE AMEX LLC, we will be subject to delisting proceedings.

The NYSE AMEX LLC “COMPANY GUIDE” is available at www.nyse.com/regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: March 23, 2009
By: /s/ Kent Watts

Kent Watts, President, CEO